Exhibit 4.1

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                             Shopper's Wallet, Inc.

                    TOTAL AUTHORIZED ISSUE 150,000,000 SHARES

                                                                 See Reverse for
                                                             Certain Definitions

  100,000,000 SHARES                                         20,000,000 SHARES
PAR VALUE $.0001 EACH                                      PAR VALUE $.0001 EACH
    COMMON STOCK                                               PREFERRED STOCK


This is to Certify that ______________________________________ is the owner of

________________________________________________________________________________
            FULLY PAID AND NONASSESABLE SHARES OF PREFERRED STOCK OF
                             Shopper's Wallet, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated


__________________________________            __________________________________
                         Secretary                                     President